Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated February 10, 2005, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-129652) and related Prospectus of International Securities Exchange, Inc. for the registration of 10,000,000 shares of its common stock.

/s/ Ernst & Young LLP

New York, New York

November 29, 2005